                            GENERAL CABLE CORPORATION

                           1997 ANNUAL INCENTIVE PLAN



         1.       PURPOSE AND TERM OF PLAN.

                  The purpose of the General Cable Corporation 1997 Annual Incentive Plan (the "Plan") is to provide a cash annual incentive award with respect to the period commencing on January 1, 1997 and ending on December 31, 1997 (the "Performance Period") in order to motivate certain executive officers and key employees of General Cable Corporation, a Delaware corporation (the "Company"), and its subsidiaries to put forth maximum efforts toward the growth, profitability and success of the Company and its subsidiaries and to encourage such individuals to remain in the employ of the Company or the applicable subsidiary.

                  The Plan shall become effective as of January 1, 1997 and shall terminate upon the payout of all annual incentive awards under the Plan.

         2.       ADMINISTRATION OF THE PLAN.

                  The Plan shall be administered by a committee (the "Committee"), which shall be the Board of Directors of the Company (the "Board") or, once established, a committee or a subcommittee of the Board of Directors appointed by the Board from among its members. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, to determine whether awards will be paid at the end of the Performance Period or deferred, and to determine whether an award or payment of an award should be reduced or eliminated.

                  The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an award under the Plan.

                  The Committee may delegate all or a portion of its power and authority under the Plan to such officers (including, without limitation, the Company's chief executive officer) or other employees of the Company as it shall determine; provided, however, that no delegation shall be made regarding the selection of executive officers of the Company who shall be granted awards under the Plan, the amount and timing thereof, or the objectives and conditions pertaining thereto.

         3.       ELIGIBILITY.


                  The Committee, in its discretion, may grant awards to such executive officers and, based upon the recommendation of the chief executive officer, other key employees as it shall determine from time to time. Executive officers and other key employees who are granted awards under the Plan are referred to herein as "participants."


         4.        AWARDS.

                  (a) GRANTING OF AWARDS. Participants shall be granted awards under the Plan not earlier than the date of the consummation of the initial public offering contemplated by the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 1997 and subsequently amended. The grant of awards under the Plan shall be evidenced by "award letters" (which need not be identical) in such form as the Committee may from time to time approve and which shall contain the terms and conditions, as determined by the Committee, of a participant's award; provided, however, that in the event of any conflict between the provisions of the Plan and any such award letters, the provisions of the Plan shall prevail. An award shall be determined by multiplying the participant's base salary (including all deferrals) earned with respect to 1997 by applicable percentages based on the achievement of specified performance targets. The maximum award that may be paid out under the Plan to any participant (other than the Company's chief executive officer and chief operating officer) shall not exceed 90 percent of such participant's annual base salary on the date of the award; the maximum award that may be paid out under the Plan to each of the Company's chief executive officer and chief operating officer shall not exceed 120 percent of such participant's annual base salary on the date of the award.

                  (b) PERFORMANCE TARGETS. Annual performance targets shall be based on the performance of the Company, one or more of its subsidiaries or affiliates, one or more of its business units or divisions, and/or the individual for the fiscal year ending on December 31, 1997. For participants who are executive officers of the Company, such targets shall be established by the Committee. For other participants, the Company performance targets shall be established by the Company's chief executive officer. Individual performance targets shall be established by the manager of the applicable unit or division of the Company (including subsidiaries and affiliates). Performance targets may include provisions for graduated performance standards.

                  (c) PAYMENT OF AWARDS. Awards shall be payable in cash to participants who are employed at the time of payout upon certification by the Committee that the Company has achieved the specified performance targets for the Performance Period.


                  (d) DISCRETION. Subject to the maximum award that may be paid out pursuant to Section 4(a) above, the Company's chief executive officer may reduce or increase the award payouts for any participant (other than the Company's chief executive officer, chief operating officer, chief financial officer and general counsel), subject to the approval of the Committee.


         5.       TERMINATION OF EMPLOYMENT.

                  Subject to any written agreement between the Company and a participant (other than any award letter under the Plan), if the participant's employment with the Company or any of its subsidiaries is terminated for any reason, either by the Company or the subsidiary, or by the participant, before the participant receives his or her award payout as determined in accordance with Section 4 above, the participant shall immediately forfeit such award; provided, however, that the Committee, in its sole discretion, may pay to such participant all or part of the award payout with respect to the Performance Period that the participant would have received had the participant's employment not been terminated.

         6.       MISCELLANEOUS PROVISIONS.

                  (a) GUIDELINES. The Committee may adopt from time to time written policies for its implementation of the Plan.

                  (b) WITHHOLDING TAXES. The Company (or the relevant subsidiary or affiliate) shall have the right to deduct from all awards or payouts hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such awards or payouts.

                  (c) NO RIGHTS TO AWARDS. Except as set forth herein, no executive officer, key employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries, divisions or affiliates.

                  (d) COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and shall not be charged to any award nor to any employee receiving an award.

                  (e) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

                  (f) PLAN SUPERSEDES OTHER PLANS OR ARRANGEMENTS. The Plan and the award letters evidencing the grant of the awards contain the entire understanding and agreement between the Company and each participant concerning the subject matter hereof and supersedes all prior plans, award letters, agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and any employee of the Company or any of its subsidiaries with respect thereto.

                  7.       AMENDMENT AND TERMINATION.

                  The Committee may at any time terminate the Plan, or may from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards or payouts theretofore made under the Plan.